                                                                   Exhibit 99.11


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         On April 10, 1998, BANC ONE CORPORATION ("BANC ONE"), First Chicago NBD ("FCN") and Hornet Reorganization Corporation, since renamed BANK ONE CORPORATION ("BANK ONE") entered into an Agreement and Plan of Reorganization (the "Agreement"), as subsequently amended, pursuant to which BANC ONE and FCN will be merged seriatim with and into BANK ONE as the surviving corporation in each case (such mergers together, the "Merger"). Common shareholders of FCN will receive 1.62 shares of BANK ONE common stock for each share of FCN and common shareholders of BANC ONE will receive one share of BANK ONE common stock for each share of BANC ONE. The Merger will be accounted for as a pooling of interests and pending regulatory and shareholder approval is expected to be completed during the fourth quarter of 1998.

         The following unaudited pro forma condensed combined financial information and explanatory notes are presented to show the impact on the historical financial position and results of operations of BANC ONE of the Merger under the "pooling of interests" method of accounting. The unaudited pro forma condensed combined financial information combines the historical financial information of BANC ONE and FCN as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, respectively.

         The pro forma condensed combined financial information as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, is based on and derived from, and should be read in conjunction with, (a) the historical consolidated financial statements and the related notes thereto of BANC ONE, which are incorporated by reference herein, and (b) the historical consolidated financial statements and the related notes thereto of FCN, which are incorporated by reference herein.

         The pro forma financial information is presented for comparative purposes only and is not necessarily indicative of the future financial position or results of operations of the combined company or of the combined financial position or the results of operations that would have been realized had the merger been consummated during the periods or as of the dates for which the pro forma financial information is presented.

         The pro forma financial information noted above gives effect to BANC ONE's acquisition of First Commerce Corporation ("FCC") which was consummated on June 12, 1998. Previously presented unaudited pro forma financial information for the years ended December 31, 1997, 1996 and 1995 have not been restated to give effect to BANC ONE's acquisition of FCC as the acquisition is not material to BANC ONE.

BANK ONE CORPORATION & SUBSIDIARIES (CONSOLIDATED)
PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 1998 (UNAUDITED) (IN MILLIONS)

The following unaudited pro forma condensed combined balance sheet as of June 30, 1998 is presented to show the impact on BANC ONE's historical financial condition of the proposed Merger with FCN. The Merger has been reflected under the "pooling of interests" method of accounting.



                                                                                               PROFORMA
                                                  BANC ONE         FCN       ADJUSTMENTS       COMBINED
                                                 ---------      ---------    -----------      ---------
ASSETS
Total cash and due from banks                    $   8,174      $   8,049                     $  16,223
Short-term investments                                 765         13,570                        14,335
Trading assets                                       1,214          4,128                         5,342
Investment securities:
   Securities held to maturity                         691                                          691
   Securities available for sale                    18,357         12,604                        30,961
                                                 ---------      ---------      ---------      ---------
Total securities                                    19,048         12,604                        31,652
Loans and leases (net of unearned income and
          allowance for credit losses)              82,683         70,191                       152,874
Other assets                                        12,135         11,239                        23,374
                                                 ---------      ---------      ---------      ---------

TOTAL ASSETS                                     $ 124,019      $ 119,781                     $ 243,800
                                                 =========      =========      =========      =========


LIABILITIES
Deposits:
    Non-interest bearing                         $  21,482      $  19,800                     $  41,282
    Interest bearing                                63,472         49,728                       113,200
                                                 ---------      ---------      ---------      ---------
Total deposits                                      84,954         69,528                       154,482

Short-term borrowings                               11,807         22,541                        34,348
Long-term borrowings                                11,656         10,591                        22,247
Other liabilities                                    4,028          8,807      $     837         13,672
                                                 ---------      ---------      ---------      ---------
TOTAL LIABILITIES                                  112,445        111,467            837        224,749
                                                 ---------      ---------      ---------      ---------


STOCKHOLDERS' EQUITY

Preferred stock                                                       190                           190
Common stock                                         3,521            320          2,011          5,852
Capital in excess of aggregrate stated value         6,772          1,948         (4,086)         4,634
Retained earnings                                    1,170          7,977           (837)         8,310
Other shareholders' equity                             111            (46)                           65
Less: Treasury stock                                               (2,075)         2,075
                                                 ---------      ---------      ---------      ---------

Total stockholders' equity                          11,574          8,314           (837)        19,051
                                                 ---------      ---------      ---------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 124,019      $ 119,781      $       0      $ 243,800
                                                 =========      =========      =========      =========


See accompanying notes to the pro forma financial information.

BANK ONE CORPORATION & SUBSIDIARIES (CONSOLIDATED)
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE DATA)

The following unaudited pro forma condensed combined statements of income are presented to show the impact on BANC ONE's historical results of operations of the proposed merger with FCN. Such statements assume that the companies had been combined for each period presented.


                                                                                       PROFORMA
                                                           BANC ONE         FCN        COMBINED
                                                           --------        ------      --------

INTEREST INCOME
Loans and leases                                             $4,273        $2,961        $7,234
Securities, including trading                                   664           440         1,104
Other interest income                                            29           374           403
                                                             ------        ------        ------
Total                                                         4,966         3,775         8,741

INTEREST EXPENSE
Deposits                                                      1,393         1,120         2,513
Borrowings                                                      726           910         1,636
                                                             ------        ------        ------
Total                                                         2,119         2,030         4,149

NET INTEREST INCOME                                           2,847         1,745         4,592
Provision for credit losses                                     406           385           791
                                                             ------        ------        ------
Net interest income after provision for credit losses         2,441         1,360         3,801

NONINTEREST INCOME
Credit card revenue                                             948           468         1,416
Deposit fees                                                    394           231           625
Other noninterest income                                      1,121           882         2,003
                                                             ------        ------        ------
Total                                                         2,463         1,581         4,044

NONINTEREST EXPENSE
Salaries and employee benefits                                1,346           917         2,263
Other operating expense                                       2,043           842         2,885
                                                             ------        ------        ------
Total                                                         3,389         1,759         5,148

INCOME BEFORE INCOME TAXES                                    1,515         1,182         2,697
Income taxes                                                    479           391           870
                                                             ------        ------        ------

NET INCOME                                                   $1,036        $  791        $1,827
                                                             ======        ======        ======

NET INCOME PER COMMON SHARE
Basic                                                        $ 1.47        $ 2.73        $ 1.56
Diluted                                                        1.45          2.68          1.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                         701.1         287.8        1,167.3
Diluted                                                       716.0         292.8        1,190.4


See accompanying notes to the pro forma financial information.

BANK ONE CORPORATION & SUBSIDIARIES (CONSOLIDATED)
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE DATA)




                                                                                        PROFORMA
                                                           BANC ONE        FCN          COMBINED
                                                           --------        ---          --------

INTEREST INCOME
Loans and leases                                             $4,363        $2,885        $7,248
Securities, including trading                                   654           357         1,011
Other interest income                                            23           352           375
                                                             ------        ------        ------
Total                                                         5,040         3,594         8,634

INTEREST EXPENSE
Deposits                                                      1,387         1,043         2,430
Borrowings                                                      741           750         1,491
                                                             ------        ------        ------
Total                                                         2,128         1,793         3,921

NET INTEREST INCOME                                           2,912         1,801         4,713
Provision for credit  losses                                    696           367         1,063
                                                             ------        ------        ------
Net interest income after provision for credit losses         2,216         1,434         3,650

NONINTEREST INCOME
Credit card revenue                                             655           441         1,096
Deposit fees                                                    369           221           590
Other noninterest income                                        697           661         1,358
                                                             ------        ------        ------
Total                                                         1,721         1,323         3,044

NONINTEREST EXPENSE
Salaries and employee benefits                                1,219           851         2,070
Other operating expense                                       1,978           774         2,752
                                                             ------        ------        ------
Total                                                         3,197         1,625         4,822

INCOME BEFORE INCOME TAXES                                      740         1,132         1,872
Income taxes                                                    280           374           654
                                                             ------        ------        ------

NET INCOME                                                   $  460        $  758        $1,218
                                                             ======        ======        ======

NET INCOME PER COMMON SHARE
Basic                                                        $ 0.66        $ 2.41        $ 1.01
Diluted                                                        0.65          2.37          0.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                         676.2         309.4        1,177.5
Diluted                                                       712.4         315.9        1,224.1


See accompanying notes to the pro forma financial information.

                              BANK ONE CORPORATION
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION


NOTE 1.  BASIS OF PRESENTATION

      The pro forma condensed combined financial information reflects the Merger using the pooling of interests method of accounting. The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the fourth quarter of 1998, subject to shareholder and regulatory approval.

         Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations.

NOTE 2.   ACCOUNTING POLICIES

      The accounting policies of both companies are in the process of being reviewed. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined and are not expected to be significant.

NOTE 3.   MERGER-RELATED EFFECTS

      In connection with the Merger, the managements of BANC ONE and FCN estimate that a one-time restructuring charge of approximately $1.25 billion ($837 million after-tax) will be incurred at the time of the consummation of the Merger. The estimated details of this overall charge have been summarized into the following components: $800 million in personnel-related items, $350 million related to facilities and equipment costs and $100 million on other merger-related transaction costs. Actions incorporated in the business combination and restructuring plan are principally targeted for implementation over a 12-18 month period following the effective date of the Merger, currently contemplated for the fourth quarter of 1998. There can be no assurance that the actual restructuring charge and the details thereof will not differ materially from the foregoing estimates.

      Personnel-related items consist primarily of severance and benefits cost for separated employees and costs associated with change in control provisions of FCN's stock plans (currently estimated at $200 million). The benefit package to be made available to certain affected employees has been approved by management and communicated on a corporate-wide basis. Facilities and equipment costs include the net cost associated with the closing and divestiture of identified banking facilities, and from the consolidation of headquarters and operational facilities. Other merger-related transaction costs include investment banking fees, registration and listing fees, and various accounting, legal and other related costs.

These amounts, including the related tax effects, have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 and are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Income due to their nonrecurring nature.

NOTE 4.  PRO FORMA ADJUSTMENTS

         The following pro forma adjustments have been reflected in the pro forma condensed combined financial information:

         a) Common stock and capital in excess of aggregate stated value were adjusted by $2.011 billion to reflect the Merger accounted for as a pooling of interests through the exchange of 466.1 million shares of BANC ONE common stock for 287.7 million shares of FCN common stock using an exchange ratio of 1.62.

         b) Treasury stock and capital in excess of aggregate stated value were adjusted by $2.075 billion to reflect the retirement of FCN treasury stock.

         c) Other liabilities and retained earnings were adjusted by $1.25 billion to reflect the recording of the merger-related charge.

         d) Other liabilities and retained earnings were adjusted by $413 million to reflect the tax benefit associated with the merger related charge.